                          MANAGEMENT ACHIEVEMENT PLAN

                    PLAN TEXT AND ADMINISTRATIVE GUIDELINES


                         ADOPTED BY BOARD OF DIRECTORS

                               NOVEMBER 28, 1983



                         AS AMENDED FEBRUARY 25, 1985

                         AS AMENDED FEBRUARY 23, 1987

                         AS AMENDED NOVEMBER 30, 1987

                         AS AMENDED NOVEMBER 28, 1988

                         AS AMENDED FEBRUARY 25, 1991

                         AS AMENDED NOVEMBER 25, 1991

                         AS AMENDED NOVEMBER 30, 1992

                         AS AMENDED SEPTEMBER 27, 1993

                         AS AMENDED NOVEMBER 24, 1993

                         AS AMENDED FEBRUARY 22, 1994

                         AS AMENDED NOVEMBER 21, 1994

                       ARMSTRONG WORLD INDUSTRIES, INC.
                       --------------------------------

                MANAGEMENT ACHIEVEMENT PLAN FOR KEY EXECUTIVES
                ----------------------------------------------

                                  (PLAN TEXT)
                                  -----------

1. Purpose
   -------
   The Armstrong World Industries, Inc. (the "Company") Management Achievement Plan (the "Plan") is designed to promote the financial success of the Company by recognizing the significant contributions individual employees can make to the achievement of Company goals. Its objectives are to motivate key Company and subsidiary employees to produce outstanding results by providing the opportunity to earn financial rewards in relation to the attainment of the corporate, business unit and individual goals.

   The Plan is based on the concept that the Company establishes for each participant at the beginning of the year a target incentive award based on the achievement of specific corporate, business unit and individual goals. When the year is over, the results actually achieved will be evaluated against these goals to determine the amount, if any, of additional compensation earned by individuals participating in the Plan.

2. Administration
   --------------

   The Plan shall be administered by the Management Development and Compensation Committee (the "Committee") of the Board of Directors with the advice and counsel of the Chief Executive Officer of the Company. Designated subsidiary companies may adopt this Plan.

3. Eligibility
   -----------

   The intent of the Plan is to extend participation only to those key employees whose duties and responsibilities give them the opportunity to make a continuing material and substantial impact on the achievement of organization goals. The Chief Executive Officer will annually determine the non-officer participants and recommend officer participants to the Committee.

4. Incentive Awards
   ----------------

   A) At the beginning of each year, the Chief Executive Officer shall present to the Committee criteria for evaluating performance against corporate, business unit and individual goals for the purposes of determining the incentive awards which shall be paid for the year.

   B) At the same time, the Chief Executive Officer shall recommend to the Committee a target award expressed as a percentage of salary for each participant.

   C) As soon as practical following the close of each year, the Chief Executive Officer shall evaluate the levels of corporate, business unit and individual achievement and recommend to the Committee the incentive amount earned by the participants.

   D) Absent specific Board authorization to the contrary, no awards under the corporate achievement segment of the Plan shall be authorized as to any year in which the consolidated Company results fail to achieve a minimum return on stockholders' equity of 8.5%.

5. Time of Payment
   ---------------
   Awards under this Plan shall be paid as soon as practicable after the yearly financial results have been determined.

6. Miscellaneous Provisions
   ------------------------

   A) Condition of Award - Plan participants who terminate employment for
      ------------------
      reasons other than retirement, disability, death or involuntary termination not for cause prior to the completion of the Plan year are not entitled to receive any awards under this Plan. Plan participants who retire, become disabled, die, are involuntarily terminated for reasons other than cause or are reassigned to a noneligible position on or after the last workday of March may be eligible for awards on a prorated basis.

   B) No Assignment or Transfer - Awards are payable only to the participant,
      -------------------------
      except in the case of death or legal incapacity at the time of payment, award may be paid to his heirs, estate or legal guardian. No awards under the Plan or any rights or interests therein shall be assignable or transferable by a participant.

   C) No Rights to Awards - No employee or other person shall have any claim
      -------------------
      or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries.

   D) Withholding Taxes - The Company shall have the right to deduct from all
      -----------------
      awards hereunder paid all taxes required by law to be withheld with respect to such awards.

   E) Funding of Plan - The Company shall not be required to establish any
      ---------------
      special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

7. Effective Date of the Plan
   --------------------------
   The effective date of the Plan shall be November 28, 1983.

                       ARMSTRONG WORLD INDUSTRIES, INC.
                MANAGEMENT ACHIEVEMENT PLAN FOR KEY EXECUTIVES
                           ADMINISTRATIVE GUIDELINES
                           AMENDED NOVEMBER 21, 1994

1. Purpose
   -------
   The Armstrong World Industries, Inc. (the "Company") Management Achievement Plan (the "Plan") is designed to promote the financial success of the Company by recognizing the significant contributions individual employees can make to the achievement of Company goals. Its objectives are to motivate key Company and subsidiary employees to produce outstanding results by providing the opportunity to earn financial rewards in relation to the attainment of corporate, business unit and individual goals.

   The Plan is based on the concept that the Company establishes for each participant at the beginning of the year a target incentive award based on the achievement of specific corporate, business unit and individual goals. When the year is over, the results actually achieved will be evaluated against these goals to determine the amount, if any, of additional compensation earned by individuals participating in the Plan.

2. Administration
   --------------

   The Plan shall be administered by the Management Development and Compensation Committee (the "Committee") of the Board of Directors with the advice and counsel of the Chief Executive Officer of the Company. Designated subsidiary companies may adopt and implement the Plan consistent with the above stated purpose.

3. Eligibility
   -----------

   The intent of the Plan is to extend participation only to those key employees whose duties and responsibilities give them the opportunity to make a continuing material and substantial impact on the achievement of organization goals. The Executive Office will annually determine the non-officer participants and recommend officer participants to the Committee.

   As a general rule, only positions graded 800 points and above under the corporate job evaluation program will be considered for participation. To be eligible for an award, an employee must be in an eligible position for at least three full months of the Plan year. However, Plan participants who retire, become disabled, die, are involuntarily terminated for reasons other than cause or are assigned to a noneligible position on or after the last workday of March may be eligible for awards on a prorated basis.

4. Performance Targets
   -------------------
   A) Target Award
      ------------

      A target award, expressed as a percentage of the individual's base salary, will be established for each participant. Target awards will vary with the participant's level of responsibility and will be set with an awareness of competitive practice for comparable positions in similar companies. Target award levels are shown in Schedule A.

      Target awards for employees eligible to participate in the Plan may be allocated to corporate, unit, and individual goals as illustrated in Schedule D.

   B) Corporate and Business Unit Performance Segments
      ------------------------------------------------

      Annually, the Executive Office in consultation with the Committee, shall establish financial objectives such as economic value added (EVA) or other appropriate measures for the overall Company and for each business unit. In addition, they shall set a threshold level below which no award under the corporate achievement segment of the Plan is earned. The amount of incentive earned at each level of achievement shall be determined by an award earnings schedule established for the overall Company and for each business unit.

   C) Individual Performance Segment
      ------------------------------

      Concurrent with the setting of corporate and business unit objectives, the participant and manager shall establish specific goals for the individual for the Plan year.

      At year-end, the participant's manager will evaluate the performance against the predetermined goals, according to the scale shown in Schedule B.

5. Award Determination
   -------------------

   A) Threshold Corporate Performance
      -------------------------------

      A threshold of a minimum Company performance as determined by the Board of Directors has been established at 8.5% return on stockholders' equity. Further, a threshold will be established by the Committee. If actual corporate results are less than either specified minimum: (i) There will be no awards under the corporate achievement segment of the Plan. (ii) Executive officer participants will be ineligible for payment under the business unit segment if the business unit fails to reach or exceed 100% of target. (iii) Payments under the individual segment of the Plan will be made only to non-executive officer participants who achieve a rating of 100% or higher against individual objectives. Executive officer participants will be ineligible for payment under the individual segment unless the Committee decides otherwise.

   B) Individual Performance Requirement
      ----------------------------------

      An employee whose individual evaluation indicates "unacceptable results" will not be eligible to participate in the corporate and business unit achievement segments of the Plan and thus will not receive a payment under the Plan for that Plan year.

   C) Calculation of Award
      --------------------

      Unless the minimum corporate or individual performance thresholds established above disqualify awards under the Plan, the actual award payable shall be determined by multiplying each segment of the target award by the appropriate percentage of award earned. The sum of these calculations shall determine an eligible employee's recommended award. This calculation is illustrated in Schedule C.